UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2017

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                       Regulation FD Disclosure.

On September 29, 2016, California Water Service Company (“Cal Water”), the largest subsidiary of California Water Service Group (the “Company”), entered into a 50-year agreement with the U.S. Department of Defense to acquire the water distribution assets of, and to provide water utility service to, the Travis Air Force Base (“Travis”) beginning in 2018, subject to the California Public Utilities Commission approval. On November 10, 2016, Cal Water was informed that the Defense Logistics Agency (“DLA”) planned to reevaluate the final proposals submitted for the contract to operate the water system for Travis, in response to another bidder’s protest.

On February 21, 2017, after reevaluation of the proposals, the DLA notified Cal Water that it had been selected as the Service Provider for Travis. The award date of September 29, 2016, remains unchanged, and there were no material changes to the contract. On March 14, 2017, the DLA notified Cal Water that the period for other bidders to protest had expired.

The Travis water system utilizes surface water treated at a water treatment plant and groundwater from five wells, and includes distribution piping, storage tanks, hydrants, and other appurtenances to serve about 15,280 active and reserve personnel and civilians on the 6,400-acre base. Cal Water will make initial capital improvements of about $12.7 million, with an anticipated capital investment of about $52.0 million over the 50-year term of the utility service contract.

The information furnished pursuant to Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This report contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power;  changes in environmental compliance and water quality requirements; changes in customer water use patterns; the impact of weather on water sales and operating results; our access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts interfering with our facilities or operations, or apprehension about the possible future occurrences of acts of this type; restrictive covenants in or changes to the credit ratings on our current or future debt that  increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. The Company assumes no obligation to provide public updates of forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: March 17, 2017	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer and Treasurer